Exhibit (h.4)

FRONTIER FUNDS, INC.

SIXTH AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of               , 20   , to the Fund Administration Servicing Agreement dated as of October 31, 2014, as amended (the “Agreement”), is entered into by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A, the list of funds, of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTIER FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name: William D. Forsyth III	Name:

Title: President	Title:

Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series of Frontier Funds, Inc.

Name of Series

Frontier Timpani Small Cap Growth Fund

Frontier Phocas Small Cap Value Fund

Frontier MFG Global Equity Fund

Frontier MFG Core Infrastructure Fund

Frontier MFG Global Plus Fund

Frontier MFG Global Sustainable Fund

Frontier MFG Select Infrastructure Fund